Item 77Q2

Section 16(a) Beneficial Ownership Reporting
Compliance

A Form 3 for the below individuals was not filed within the required regulatory timeframe (each a director of the investment adviser):

Puay-ju Kang
Ian Macdonald
Andrew Narracott
Victor Rodriguez
Lim Sock-Hwei